Fresenius SE, 61346 Bad Homburg, Germany	Fresenius SE
Else-Kröner-StraBe 1
Fresenius Kabi Pharmaceuticals Holding, Inc.	61352 Bad Homburg
1501 East Woodfield Road, Suite #300	Germany
Schaumburg, Illinois 60173	T +49 6172 608-0
F +49 6172 608-2251
www.fresenius.com

February 18,2009

Ladies and Gentlemen:

This letter confirms that Fresenius SE (or one or more of its subsidiaries) will provide financial support to Fresenius Kabi Pharmaceuticals Holding, Inc. (the Company) sufficient for it to satisfy its obligations and debt service requirements arising under all existing financing instruments incurred in connection with the merger between APP Pharmaceuticals and Fresenius Kabi, to which the Company is a party to, as they come due until at least January 1,2010. In addition, the undersigned represent that Fresenius SE has the ability to provide the above mentioned financial support to the Company to the extent and when becoming necessary under the relevant financing instruments and that there are no restrictions on Fresenius SE to provide such support.

Very truly yours,
Fresenius SE

Stephan Sturm	ppa. Dr. Karl-Dieter Schwab
Chief Financial Officer	Senior Vice President Finance

Board of Management: Dr. UIF M. Schneider (President and CEO), Rainer Baule, Dr. Francesco De Meo, Dr. Jörgen Götz,

Dr. Ben Lipps, Stephan Sturm, Dr. Ernst Wastler

Supervisory Board: Dr. Gerd Krick (Chairman)

Bank: Dresdner Bank AG, IBAN: DE94 5008 0000 0706 1985 00, SWIFT/BIC: DRESDEFF501

Registered Office: Bad Homburg, Germany/Commercial Register No. HRB 10660